FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Catherine Livingston, FGS Global
212-687-8080
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000

DOUGLAS ELLIMAN INC. REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Second Quarter Revenues up 4.5% Year over Year (8.6% YoY on Comparable Basis); Operating Loss Narrows to $3.4M; Net Loss Narrows to $2.7M

Second Quarter Gross Transaction Value up 5.9% YoY to $10.8B; Adjusted EBITDA Loss Narrows to $1.0M from $3.6M

Cash of $105.2M and No Long-Term Debt as of June 30, 2026; Development Marketing Pipeline of $26.1B

Launches AI Transformation including Development of Proprietary Real Estate Intelligence Business

French Network Grows to 15 Offices with Opening of Paris Office

Elliman Capital Expands to California and Texas

MIAMI, FL, August 7, 2026 - Douglas Elliman Inc. (“Douglas Elliman” or the “Company”) (NYSE: DOUG), the parent company of Douglas Elliman Realty, one of the nation's premier luxury residential real estate brokerages, today announced financial results for the three and six months ended June 30, 2026.

CEO STATEMENT
“Our second quarter top and bottom-line results reflect strong and building momentum: revenue grew 8.6% year over year on a comparable basis and cash receipts from existing home sales were up 15% and 16% in May and June, respectively, compared to the prior year periods,” said Michael S. Liebowitz, President and Chief Executive Officer of Douglas Elliman Inc. "With no long-term debt and more than $100 million in cash, we are operating from a position of financial strength. We made excellent progress during the quarter on the strategic initiatives that will define Douglas Elliman's future — technology, talent, capital, and geography. Through our AI transformation we are actively seeking to reshape our cost structure with a dedicated AI team already on the ground. We believe this transformation will be a meaningful driver of margin improvement over time. Our team is energized and laser-focused on creating value for all of our stakeholders.”

Q2 2026 FINANCIAL HIGHLIGHTS
Three months ended June 30, 2026
Second quarter 2026 revenues were $283.4 million, compared to revenues of $271.4 million in the second quarter of 2025. The Company disposed of its property management business in October 2025 and, excluding property management revenues, revenues were $260.9 million in the second quarter of 2025. The Company recorded an operating loss of $3.4 million in the second quarter of 2026, compared to an operating loss of $5.5 million in the second quarter of 2025. Net loss attributed to Douglas Elliman Inc. in the second quarter of 2026 was $2.7 million, or $0.03 per diluted common share, compared to $22.7 million, or $0.27 per diluted common share, in the second quarter of 2025.
Six months ended June 30, 2026
For the six months ended June 30, 2026, revenues were $497.8 million, compared to revenues of $524.8 million for the six months ended June 30, 2025. Excluding property management revenues, revenues were $504.8 million for the six months ended June 30, 2025. Although the Company had a strong revenue performance in the second quarter of 2026, the year-over-year comparison of revenues was also impacted by a difficult comparable due to an unusually strong first quarter of 2025. The Company recorded an operating loss of $20.9 million for the six months ended June 30, 2026, compared to an operating loss of $10.9 million for the six months ended June 30, 2025. Net loss attributed to Douglas Elliman Inc. for the six months ended June 30, 2026 was $19.0 million, or $0.22 per diluted common share, compared to $28.7 million, or $0.34 per diluted common share, for the six months ended June 30, 2025.
NON-GAAP FINANCIAL MEASURES
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial results for the three and six months ended June 30, 2026 and 2025 are included in Tables 2 and 3, and for the last twelve months (“LTM”) ended June 30, 2026 and year ended December 31, 2025 are included in Table 2.
Three months ended June 30, 2026 compared to the three months ended June 30, 2025
Adjusted EBITDA attributed to Douglas Elliman Inc. (as described in Table 2 attached hereto) was a loss of $1.0 million for the second quarter of 2026, compared to a loss of $3.6 million for the second quarter of 2025.
Adjusted Net Loss attributed to Douglas Elliman Inc. (as described in Table 3 attached hereto) was $3.9 million or $0.05 per diluted share, for the second quarter of 2026, compared to $7.3 million or $0.09 per diluted share, for the second quarter of 2025.
Six months ended June 30, 2026 compared to the six months ended June 30, 2025
Adjusted EBITDA attributed to Douglas Elliman Inc. (as described in Table 2 attached hereto) was a loss of $11.4 million for the six months ended June 30, 2026, compared to a loss of $4.5 million for the six months ended June 30, 2025.
Adjusted Net Loss attributed to Douglas Elliman Inc. (as described in Table 3 attached hereto) was $16.3 million or $0.19 per diluted share, for the six months ended June 30, 2026, compared to $11.6 million or $0.14 per diluted share, for the six months ended June 30, 2025.
GROSS TRANSACTION VALUE
For the second quarter of 2026, the Company achieved gross transaction value of approximately $10.8 billion with an average price per transaction of $1.86 million. For the second quarter of 2025, the Company achieved gross transaction value of approximately $10.2 billion with an average price per transaction of $1.84 million.
For the six months ended June 30, 2026, the Company achieved gross transaction value of approximately $19.4 billion with an average price per transaction of $1.90 million. For the six months ended June 30, 2025, the Company achieved gross transaction value of approximately $20.1 billion with an average price per transaction of $1.92 million.
BALANCE SHEET AND CAPITAL POSITION
Douglas Elliman maintained a robust balance sheet as of June 30, 2026, with cash and cash equivalents of approximately $105.2 million and no long-term debt. This financial profile affords the Company significant strategic flexibility to pursue organic growth, accretive talent acquisition, technology investment, and opportunistic market expansion initiatives.
OUTLOOK
The Company enters the second half of 2026 with a strengthened foundation: a strong capital position, a development marketing pipeline of approximately $26.1 billion (including $18.9 billion in Florida alone) with another $9.7 billion scheduled to come to market through September 30, 2027 and an AI transformation that is underway and that is expected to gradually lead to significant savings in non-commission operating expenses over the next three years.
Douglas Elliman remains focused on maintaining leadership in luxury residential real estate through superior agent talent, global market presence, and a brand that commands the industry's highest average sales price. Management is executing against this objective with discipline and believes the platform is now well positioned to deliver long-term stockholder value.
STRATEGIC GROWTH INITIATIVES
Douglas Elliman sees opportunities to extend the Company's luxury leadership and accelerate long-term stockholder value creation.
Technology and AI Investment
Douglas Elliman recently announced the launch of a company-wide technology infrastructure transformation to support its evolution into a technology-forward real estate brokerage. The effort is designed to fundamentally change how Douglas Elliman operates to improve efficiency, enhance the agent advisor and client experience, and reshape its long-term cost structure.
Concurrently, the Company is launching Elius, a newly formed intelligence company positioned to build proprietary real estate intelligence capabilities beyond traditional brokerage. Elius is designed to power a new generation of intelligent real estate experiences, products, and services that move beyond today's search and portal-based models by anticipating opportunities, surfacing insights earlier, and delivering guidance that today's static platforms cannot.
The transformation follows two parallel tracks to reset Douglas Elliman's non-commission-based cost structure across business units while building a proprietary intelligence business under the name Elius. Both tracks are enabled by Google Cloud technology, including its AI models and enterprise infrastructure, which the Company has selected to power its transformation.
Footprint Expansion and Talent Recruitment
Since 2025, Douglas Elliman entered new international markets in Canada, France, Monaco, and the Caribbean, extending the Company's geographic reach to serve affluent and ultra-high-net-worth clients across the world's most coveted luxury real estate destinations. Most recently, in June, the Company expanded into Paris, bringing its French network to fifteen offices across France, Monaco, and Saint-Barthélemy.

In addition, Douglas Elliman continues to extend its domestic footprint across several luxury markets. In the second quarter, the Company expanded into New Hampshire and opened a new Georgetown office — its fourth in the Mid-Atlantic region. The Company also added high level agents in key markets during the quarter and continues to have a strong recruiting pipeline.
Elliman Capital
Elliman Capital continued to expand in the second quarter. In May, the Company launched in California through a strategic relationship with Mark Cohen and Cohen Financial Group, bringing a full suite of lending solutions to agents and clients across Greater Los Angeles. In July, the platform extended into Texas, with dedicated loan officers serving agents across Dallas-Fort Worth, Houston, and Austin.
Conference Call to Discuss Second Quarter 2026 Results
As previously announced, the Company will host a conference call and webcast to discuss its second quarter 2026 results on Friday, August 7, 2026 at 8:00 a.m. (ET).
Investors may access the call via live webcast at https://join.eventcastplus.com/eventcastplus/douglas-elliman-second-quarter-earnings-call. Please join the webcast at least 10 minutes prior to the start time.
A replay of the call will be available shortly after the call ends on August 7, 2026 through August 21, 2026 at https://join.eventcastplus.com/eventcastplus/douglas-elliman-second-quarter-earnings-call.
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA attributed to Douglas Elliman Inc., Adjusted Net Loss attributed to Douglas Elliman Inc. and financial measures for the last twelve months (“LTM”) ended June 30, 2026 (referred to as the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.

The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess the operating performance of the Company’s business, and management does, and investors should review both the overall performance (GAAP net income (loss)) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income (loss), net income (loss) and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 and 3 is information relating to the Company’s Non-GAAP Financial Measures for the three and six months ended June 30, 2026 and 2025, the LTM ended June 30, 2026 and the year ended December 31, 2025.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, the Hamptons, Westchester, Connecticut, New Jersey, Massachusetts, New Hampshire, Florida, California, Texas, Colorado, Nevada, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman provides other real estate services, including development marketing, mortgage as well as settlement and escrow services in select markets, and uses as well as invests in early-stage, disruptive property technology solutions and companies. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this press release are forward-looking. We identify forward-looking statements in this press release by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and, when filed, our Quarterly Reports on Form 10-Q filed thereafter. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Commissions and other brokerage income	$280,203	$258,016	$492,084	$499,159
Property management	—	10,465	—	19,957
Other ancillary services	3,246	2,885	5,698	5,653
Total revenues	283,449	271,366	497,782	524,769

Expenses:
Real estate agent commissions	224,259	204,594	391,650	391,119
Sales and marketing	19,731	20,069	37,468	39,808
Operations and support	17,771	17,775	34,011	35,503
General and administrative	17,795	26,177	38,946	53,502
Technology	5,591	5,766	10,829	11,301
Depreciation and amortization	1,989	2,219	3,988	4,119
Antitrust litigation settlement expense (a)	—	—	2,041	—
Restructuring	146	298	193	298
Gain on disposal of business	(408)	—	(408)	—
Operating loss	(3,425)	(5,532)	(20,936)	(10,881)

Other income (expenses):
Interest expense	(2)	(1,545)	(5)	(3,075)
Interest income	719	1,259	1,609	2,620
Equity in (losses) earnings from equity-method investments	(9)	199	379	201
Change in fair value of the derivative embedded within convertible debt	—	(16,969)	—	(17,715)
Investment and other losses	(17)	(37)	(57)	(59)
Loss before provision for income taxes	(2,734)	(22,625)	(19,010)	(28,909)
Income tax expense	—	—	—	—

Net loss	(2,734)	(22,625)	(19,010)	(28,909)

Net (income) loss attributed to non-controlling interest	—	(48)	—	251

Net loss attributed to Douglas Elliman Inc.	$(2,734)	$(22,673)	$(19,010)	$(28,658)

Per basic common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.03)	$(0.27)	$(0.22)	$(0.34)

Per diluted common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.03)	$(0.27)	$(0.22)	$(0.34)

a.Represents an expense of $2,041 associated with an antitrust lawsuit settlement which was recorded during the three months ended March 31, 2026 and included in the “General and Administrative” category on the condensed consolidated statement of operations in for the period ended March 31, 2026. For the six months ended June 30, 2026, the Company has reclassified such expense as “Antitrust litigation settlement expense.”

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2026	2025	2026	2025	2026	2025

Net income (loss) attributed to Douglas Elliman Inc.	$24,867	$15,219	$(2,734)	$(22,673)	$(19,010)	$(28,658)
Interest expense	1,999	5,069	2	1,545	5	3,075
Interest income	(3,889)	(4,900)	(719)	(1,259)	(1,609)	(2,620)
Income tax expense	3,560	3,560	—	—	—	—
Net (loss) income attributed to non-controlling interest	(658)	(909)	—	48	—	(251)
Depreciation and amortization	8,246	8,377	1,989	2,219	3,988	4,119
EBITDA	$34,125	$26,416	$(1,462)	$(20,120)	$(16,626)	$(24,335)

Results from operations of disposed business (a)	(1,897)	(6,621)	—	(2,709)	—	(4,724)
Gain on disposal of business	(82,063)	(81,655)	(408)	—	(408)	—
Equity in (earnings) losses from equity-method investments (b)	(365)	(187)	9	(199)	(379)	(201)
Change in fair value of the derivative embedded within convertible debt	10,767	28,482	—	16,969	—	17,715
Loss on extinguishment of liability	466	466	—	—	—	—
Stock-based compensation(c)	7,240	8,577	1,654	2,124	2,822	4,159
Litigation, settlement and related expenses (benefit), net (d)	7,588	7,637	(942)	1,060	2,909	2,958
Executive severance and separation expense (benefit)(e)	194	(299)	—	(903)	—	(493)
Impairment of fixed assets	2,275	2,275	—	—	—	—
Restructuring	1,531	1,636	146	298	193	298
Investment and other (gains) losses	(1,320)	(1,318)	17	37	57	59
Adjusted EBITDA	(21,459)	(14,591)	(986)	(3,443)	(11,432)	(4,564)
Adjusted EBITDA attributed to non-controlling interest	502	601	—	(115)	—	99
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(20,957)	$(13,990)	$(986)	$(3,558)	$(11,432)	$(4,465)

a.Represents results from operations of Residential Management Group, LLC, which conducts business as Douglas Elliman Property Management (“DEPM”), which was disposed on October 24, 2025. This adjustment also includes the corporate allocation to Douglas Elliman Realty, LLC (“DER”) from DEPM. The expenses associated with the corporate allocation to DEPM have continued at DER after the disposal.
b.Represents equity in (earnings) loss recognized from the Company’s investments in equity method investments that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation.
d.Represents unusual litigation, settlement and related expenses, net, incurred in connection with industry-wide antitrust class action lawsuits and other matters related to employees and agents. For the year ended December 31, 2025, the Company incurred such expenses of $7,637, net of amounts recovered from insurance, which were included in general and administrative expenses in the consolidated statement of operations. For the three months ended June 30, 2026, the Company incurred a benefit of $942, net of amounts recovered from insurance, which is included in general and administrative expenses in the condensed consolidated statements of operations. For the three months ended June 30, 2025, the Company incurred such expenses of $1,060 which were included in general and administrative expenses in the condensed consolidated statements of operations. For the six months ended June 30, 2026, we incurred such expenses of $2,909, net of amounts recovered from insurance, of which $2,041 is included in Antitrust litigation settlement expense and $868 is included in general and administrative expenses in the condensed consolidated statements of operations. For the six months ended June 30, 2025, we incurred such expenses of $2,958, which were included in general and administrative expenses in the condensed consolidated statements of operations.
e.Represents executive severance and separation expenses, net of amounts recovered from insurance. All amounts are included within general and administrative expenses on the condensed consolidated statement of operations.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET LOSS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net loss attributed to Douglas Elliman Inc.	$(2,734)	$(22,673)	$(19,010)	$(28,658)

Results from operations of disposed business (a)	—	(2,598)	—	(4,493)
Gain on disposal of business	(408)	—	(408)	—
Restructuring	146	298	193	298
Change in fair value of the derivative embedded within convertible debt	—	16,969	—	17,715
Non-cash amortization of debt discount on convertible debt	—	548	—	1,082
Executive severance and separation benefit	—	(903)	—	(493)
Litigation, settlement and related (benefit) expenses, net	(942)	1,060	2,909	2,958
Total adjustments	(1,204)	15,374	2,694	17,067

Adjusted net loss attributed to Douglas Elliman Inc.	$(3,938)	$(7,299)	$(16,316)	$(11,591)

Per diluted common share:

Adjusted net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.05)	$(0.09)	$(0.19)	$(0.14)

a.Represents results from operations of Residential Management Group, LLC, which conducts business as DEPM, which was disposed on October 24, 2025. This adjustment also includes the corporate allocation to DER from DEPM. The expenses associated with the corporate allocation to DEPM have continued at DER after the disposal.

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
KEY BUSINESS METRICS
(Unaudited)
(Dollars in Thousands, Except for Gross Transaction Value)

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2026	2025	2026	2025	2026	2025
Revenues:
Commissions and other brokerage income	$982,767	$989,842	$280,203	$258,016	$492,084	$499,159
Property management	11,635	31,592	—	10,465	—	19,957
Other ancillary services	11,666	11,621	3,246	2,885	5,698	5,653
Total revenues	$1,006,068	$1,033,055	$283,449	$271,366	$497,782	$524,769

Gross transaction value (in billions)	$39.1	$39.8	$10.8	$10.2	$19.4	$20.1
Total transactions	21,078	21,338	5,785	5,530	10,178	10,438